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EX-99.16
Schedule of Computation

                             Schedule of Computation
           Total Return Information for the TIAA Separate Account VA-1
                               Stock Index Account

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                                                           January 1, 2002      January 1, 1998   98 months (From November 1, 1994
                                                                  to                   to          Commencement of operations to
                                                          December 31, 2002    December 31, 2002        December 31, 2002)
                                                          -----------------    -----------------        ------------------
Hypothetical initial
payment of $1,000 (P)                                        $     1,000          $     1,000              $     1,000

Accumulation unit value:

    At start of period (A)                                   $   66.5560          $   54.9165              $   25.8318

    At end of period (B)                                     $   52.1028          $   52.1028              $   52.1028

Ending value of hypothetical
investment
(EV) = P x (B/A)                                             $    782.84          $    948.76              $  2,017.00

Cumulative rate of total return
= {(EV/P) - 1} x 100                                              (21.72)%              (5.12)%                 101.70%

Number of years in period (n)                                          1                    5                     8.17

Net change factor (1 +T) = EV/P                                  0.78284              0.94876                    2.017

Average annual compound
rate of total return (T)                                          (21.72)%              (1.05)%                   8.96%
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